Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Reports Preliminary Findings of Internal Investigation

- Company Provides Information About its Interrogator Support Personnel in
Iraq, No Evidence of Abusive Wrongdoing Uncovered -

Arlington, Va., August 12, 2004 - CACI International Inc (NYSE: CAI) announced today that the internal investigation it is conducting concerning its interrogator personnel in Iraq to date has not produced any credible or tangible evidence that substantiates the involvement of CACI personnel in the abuse of detainees at Abu Ghraib prison or elsewhere in Iraq (interrogation services are an intelligence information gathering function). As part of its ongoing investigation, CACI has formally requested that the U.S. Army provide the company with any information it has concerning misconduct by CACI personnel in Iraq. The information recently released by the Army since the disclosure ("leak") of the Major General Antonio Taguba Report is not inconsistent with information developed by CACI. While the information developed to date does not indicate the involvement of any CACI employee in such misconduct, CACI cautioned that its internal investigation continues unabated. CACI further noted that the information developed by its investigation has been compiled despite the constraints of the ongoing conflict and the limitation of access to information and witnesses under the control of the U.S. Army and the Department of Defense (DoD), as well as by the restrictions against conducting on-site interviews of witnesses in Iraq.

CACI continues to cooperate fully with all inquiries from the U.S. government concerning all matters of their investigations.

Since the beginning of its interrogation support services contract in August 2003, CACI has provided a total of 36 interrogators to support the military efforts in Iraq with not more than 10 on site at Abu Ghraib at any one time. CACI's contracts have provided other professionals, as well as interrogators, such as screeners, intelligence analysts, and logisticians. Although CACI represents only a portion of the overall interrogation effort in Iraq, CACI has been proud to support its client, the U.S. military. The company also emphasized that public reports implying that the only interrogators working in Iraq have been those employed by CACI are false.

During the past year, a number of CACI's interrogator personnel have rotated out of their positions for routine reasons, but in addition a few others left at the request of the Army and are no longer with the company. CACI emphasized that the circumstances concerning the employees' departure did not involve the abuse of detainees or any other inappropriate behavior that has been identified with the Abu Ghraib prison.

CACI also reiterated emphatically that it does not condone, tolerate or in any way endorse illegal behavior by its employees and said it would take swift action if the evidence demonstrates culpable wrongdoing by any of its employees. But, CACI also emphasized its strong commitment to the fundamental American principle that people are presumed innocent until proven guilty.

CACI Senior Vice President, Jody Brown noted, "CACI has received, and continues to receive, good reports from its U.S. military customers in Iraq about its support services. We also remain proud of the stalwart services we have provided the Army, which are continuing. Earlier this week, we were pleased to announce the award of a contract to extend our interrogation and professional support services to the U.S. Army in Iraq."

CACI Chairman, President, and CEO, Dr. J.P. (Jack) London emphasized: "Conditions in Iraq are extremely dangerous, difficult and unrelenting. It is not easy to recruit qualified people to go to Iraq, and to remain there for extended periods of time. Yet we have had many loyal, dedicated and hard-working professionals who have been willing to face danger over the past year in support of our country's military in their mission to establish a free Iraq and eliminate terrorism."

CACI revealed its findings in keeping with its pledge to inform the public of the results of its internal investigation and any action taken. Given the publicity received by one of its employees, Steven Stefanowicz, the company concluded that it was also appropriate to note that he remains employed by CACI at a location within the U.S.A. However, the company has a longstanding policy of not publicly discussing individual personnel matters. CACI maintains a policy of confidentiality regarding its personnel and is mindful of the privacy, safety and security of all its employees.

With American troops risking their lives in Iraq, CACI has been proud to honor the Army's request for services, including interrogation support, to help our country's men and women at war and perhaps reduce the risk to their lives.

CACI's advanced information technology solutions and intelligence support services in Iraq enhance military effectiveness. The company's efforts also free up the troops for other critical military missions. Its U.S. military customers in Iraq have commended the company for its performance. Since 1962, the company has successfully provided IT services during nine U.S. Presidential administrations that have had varying policies and objectives. With over 9,400 employees operating from over 100 office locations in the USA and around the world, CACI takes pride in satisfying its customers and in complying with the highest ethical standards. Additional information, news releases, and FAQs on CACI's Iraq business and these related matters is available on CACI's website: www.caci.com at "The Truth Will Out."

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of the appeal of CACI International Inc ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For other information contact:
Jody Brown
Senior Vice President, Public Relations
(703) 841-7801, jbrown@caci.com